Exhibit 99.2

Unum Group
Statistical Supplement Third Quarter 2009

TABLE OF CONTENTS

(dollars in millions, except share data and where noted)
Interim Results are Unaudited

Page

Financial Highlights	1
Consolidated Statements of Income	2
Sales Data	3
Consolidated Balance Sheets	4
Financial Results by Segment	5
Quarterly Historical Financial Results by Segment	6
Financial Results and Selected Statistics by Segment
Unum US	7
Unum UK	8
Colonial Life	9
Individual Disability - Closed Block	10
Corporate and Other	11
Reserves	12
Investment Fact Sheets	13
Statutory-Basis Financial Information	14
Notes to Statistical Supplement	15

Throughout this supplement, segment operating results exclude income taxes and realized investment gains and losses.

See "Notes to Statistical Supplement" on page 15 for a discussion of non-GAAP financial measures and significant transactions and events.

N.M. = not a meaningful percentage

	Unum Group Financial Highlights

	Three Months Ended		Nine Months Ended		Year Ended
	9/30/2009	9/30/2008	9/30/2009	9/30/2008	12/31/2008	12/31/2007	12/31/2006

Financial Results

Premium Income	$1,861.1	$1,946.5	$5,609.8	$5,865.6	$7,783.3	$7,901.1	$7,948.2

Segment Operating Revenue	$2,502.6	$2,608.5	$7,556.8	$7,866.8	$10,448.2	$10,585.1	$10,533.1
Net Realized Investment Gain (Loss)	14.9	(165.8)	37.6	(208.2)	(465.9)	(65.2)	2.2

Revenue	$2,517.5	$2,442.7	$7,594.4	$7,658.6	$9,982.3	$10,519.9	$10,535.3

Income from Continuing Operations	$221.1	$108.0	$653.2	$511.4	$553.2	$672.4	$403.6
Income from Discontinued Operations, net of tax	-	-	-	-	-	6.9	7.4

Net Income	$221.1	$108.0	$653.2	$511.4	$553.2	$679.3	$411.0

Assets			$54,475.2	$49,937.8	$49,417.4	$52,701.9	$52,977.8

Stockholders' Equity			$8,243.0	$6,735.9	$6,397.9	$8,039.9	$7,718.8

2007
•	Full year 2007 results include a claim reassessment charge of $53.0 million before tax, or $34.5 million after tax.

•	Full year 2007 results include costs related to early retirement of debt of $58.8 million before tax, or $38.3 million after tax.

2006
•	Full year 2006 results include claim reassessment charges of $411.4 million before tax, or $267.4 million after tax.

•	Full year 2006 results include costs related to early retirement of debt of $25.8 million before tax, or $16.9 million after tax.

•	Full year 2006 results include broker compensation settlement expenses of $18.5 million before tax, or $12.7 million after tax.

•
Full year 2006 results include income of $2.6 million before tax, or $3.9 million after tax, attributable to the receipt of interest and tax refunds on prior year tax items in excess of what was previously provided.

•
Full year 2006 results include an income tax benefit of approximately $91.9 million primarily as the result of group relief benefits obtained from the use of net operating losses in a foreign jurisdiction in which our businesses operate.

	Unum Group Financial Highlights

	Three Months Ended		Nine Months Ended		Year Ended
	9/30/2009	9/30/2008	9/30/2009	9/30/2008	12/31/2008	12/31/2007	12/31/2006
Per Common Share Information

Assuming Dilution:
Income from Continuing Operations	$0.66	$0.32	$1.97	$1.48	$1.62	$1.89	$1.21
Income from Discontinued Operations, net of tax	-	-	-	-	-	0.02	0.02
Net Income	$0.66	$0.32	$1.97	$1.48	$1.62	$1.91	$1.23

Basic:
Income from Continuing Operations	$0.67	$0.32	$1.97	$1.48	$1.62	$1.90	$1.25
Income from Discontinued Operations, net of tax	-	-	-	-	-	0.02	0.02
Net Income	$0.67	$0.32	$1.97	$1.48	$1.62	$1.92	$1.27

Dividends Paid	$0.0825	$0.075	$0.2325	$0.225	$0.300	$0.300	$0.300

Book Value			$24.86	$20.22	$19.32	$22.28	$22.53

Price (UNM closing price on last trading day of period)			$21.44	$25.10	$18.60	$23.79	$20.78

1.1

	Unum Group Consolidated Statements of Income

	Three Months Ended		Nine Months Ended		Year Ended
	9/30/2009	9/30/2008	9/30/2009	9/30/2008	12/31/2008	12/31/2007	12/31/2006
Revenue
Premium Income	$1,861.1	$1,946.5	$5,609.8	$5,865.6	$7,783.3	$7,901.1	$7,948.2
Net Investment Income	579.6	594.7	1,750.9	1,799.2	2,389.0	2,409.9	2,320.6
Net Realized Investment Gain (Loss)	14.9	(165.8)	37.6	(208.2)	(465.9)	(65.2)	2.2
Other Income	61.9	67.3	196.1	202.0	275.9	274.1	264.3
Total Revenue	2,517.5	2,442.7	7,594.4	7,658.6	9,982.3	10,519.9	10,535.3

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	1,565.1	1,646.3	4,725.0	4,977.9	6,626.4	6,988.2	7,577.2
Commissions	203.6	213.0	632.2	644.8	853.3	841.1	819.0
Interest and Debt Expense - Non-recourse Debt	3.6	8.8	14.4	30.7	39.3	15.8	1.3
Interest and Debt Expense - All Other Debt	24.3	28.4	76.5	90.8	117.0	167.3	190.5
Cost Related to Early Retirement of Debt	-	-	-	0.4	0.4	58.8	25.8
Deferral of Acquisition Costs	(143.5)	(145.4)	(445.8)	(444.6)	(590.9)	(556.3)	(528.2)
Amortization of Deferred Acquisition Costs	130.4	129.3	395.0	386.6	519.1	480.4	478.6
Other Expenses	399.4	402.5	1,200.7	1,200.5	1,593.7	1,527.4	1,505.7
Total Benefits and Expenses	2,182.9	2,282.9	6,598.0	6,887.1	9,158.3	9,522.7	10,069.9

Income from Continuing Operations Before
Income Taxes	334.6	159.8	996.4	771.5	824.0	997.2	465.4

Income Taxes	113.5	51.8	343.2	260.1	270.8	324.8	61.8

Income from Continuing Operations	221.1	108.0	653.2	511.4	553.2	672.4	403.6

Income from Discontinued Operations, net of tax	-	-	-	-	-	6.9	7.4

Net Income	$221.1	$108.0	$653.2	$511.4	$553.2	$679.3	$411.0

Average Number of Shares Outstanding
Basic	331,411,231	337,236,391	331,132,572	344,440,344	341,022,792	352,969,131	324,654,923
Dilutive Securities:
Purchase Contracts	-	-	-	-	-	1,672,949	8,153,001
Options and Nonvested Stock Awards	1,210,917	676,379	718,005	671,514	537,505	1,134,373	1,553,820
Assuming Dilution	332,622,148	337,912,770	331,850,577	345,111,858	341,560,297	355,776,453	334,361,744

Actual Number of Shares Outstanding			331,631,819	333,059,860	331,120,345	360,893,475	342,627,521

	Unum Group Sales Data

	Three Months Ended				Nine Months Ended			Year Ended
	9/30/2009	9/30/2008	% Change		9/30/2009	9/30/2008	% Change	12/31/2008	12/31/2007	12/31/2006

Unum US Segment
Fully Insured Products	$110.4	$118.5	(6.8	) %	$461.4	$446.6	3.3%	$701.5	$631.0	$671.8
Administrative Services
Only (ASO) Products	0.3	0.6	(50.0)		3.2	3.5	(8.6)	7.2	7.2	13.7
Total Unum US Segment	110.7	119.1	(7.1)		464.6	450.1	3.2	708.7	638.2	685.5

Unum UK Segment	32.1	22.9	40.2		81.2	72.5	12.0	99.5	105.4	101.1

Colonial Life Segment	78.5	75.9	3.4		224.1	224.8	(0.3)	340.2	334.9	315.1

Individual Disability -
Closed Block Segment	0.4	0.8	(50.0)		1.2	1.7	(29.4)	2.4	3.0	4.4

Total Sales	$221.7	$218.7	1.4		$771.1	$749.1	2.9	$1,150.8	$1,081.5	$1,106.1

	Unum Group Sales Data for Unum US Segment

	Three Months Ended				Nine Months Ended				Year Ended
	9/30/2009	9/30/2008	% Change		9/30/2009	9/30/2008	% Change		12/31/2008	12/31/2007	12/31/2006
Sales by Product

Fully Insured Products
Group Disability, Group Life, and AD&D
Group Long-term Disability	$20.7	$31.4	(34.1	) %	$106.7	$112.9	(5.5	) %	$190.3	$177.7	$208.5
Group Short-term Disability	13.8	10.7	29.0		49.1	40.5	21.2		71.5	64.7	74.1
Group Life	28.0	17.1	63.7		108.4	82.8	30.9		165.4	134.0	149.8
AD&D	2.9	1.7	70.6		10.9	8.0	36.3		17.2	13.8	13.7
Subtotal	65.4	60.9	7.4		275.1	244.2	12.7		444.4	390.2	446.1
Supplemental and Voluntary
Individual Disability - Recently Issued	12.2	15.1	(19.2)		39.5	44.4	(11.0)		57.9	59.7	55.4
Group Long-term Care	3.3	5.5	(40.0)		15.2	22.2	(31.5)		32.2	32.8	25.1
Individual Long-term Care	0.4	1.6	(75.0)		2.7	6.5	(58.5)		8.4	9.9	11.0
Voluntary Benefits	29.1	35.4	(17.8)		128.9	129.3	(0.3)		158.6	138.4	134.2
Subtotal	45.0	57.6	(21.9)		186.3	202.4	(8.0)		257.1	240.8	225.7

Total Fully Insured Products	110.4	118.5	(6.8)		461.4	446.6	3.3		701.5	631.0	671.8

ASO Products	0.3	0.6	(50.0)		3.2	3.5	(8.6)		7.2	7.2	13.7

Total Sales	$110.7	$119.1	(7.1)		$464.6	$450.1	3.2		$708.7	$638.2	$685.5

Sales by Market Sector

Group Disability, Group Life, and AD&D
Core Market (< 2,000 lives)	$50.6	$45.6	11.0%		$181.1	$156.6	15.6%		$297.2	$240.3	$238.9
Large Case Market	14.8	15.3	(3.3)		94.0	87.6	7.3		147.2	149.9	207.2
Subtotal	65.4	60.9	7.4		275.1	244.2	12.7		444.4	390.2	446.1

Supplemental and Voluntary	45.0	57.6	(21.9)		186.3	202.4	(8.0)		257.1	240.8	225.7

Total Fully Insured Products	110.4	118.5	(6.8)		461.4	446.6	3.3		701.5	631.0	671.8

ASO Products	0.3	0.6	(50.0)		3.2	3.5	(8.6)		7.2	7.2	13.7

Total Sales	$110.7	$119.1	(7.1)		$464.6	$450.1	3.2		$708.7	$638.2	$685.5

3.1

	Unum Group Sales Data for Unum UK Segment

	Three Months Ended				Nine Months Ended				Year Ended
	9/30/2009	9/30/2008	% Change		9/30/2009	9/30/2008	% Change		12/31/2008	12/31/2007	12/31/2006

Group Long-term Disability	$13.5	$16.2	(16.7	) %	$45.3	$54.2	(16.4	) %	$72.7	$84.4	$79.1
Group Life	17.1	4.8	N.M.		31.8	12.7	150.4		19.6	13.2	16.5
Individual Disability	1.5	1.9	(21.1)		4.1	5.6	(26.8)		7.2	7.8	5.5

Total Sales	$32.1	$22.9	40.2		$81.2	$72.5	12.0		$99.5	$105.4	$101.1

(in millions of pounds)

Group Long-term Disability	£8.3	£8.5	(2.4	) %	£29.6	£27.7	6.9%		£39.7	£42.1	£42.1
Group Life	10.4	2.6	N.M.		20.0	6.6	203.0		10.9	6.6	9.0
Individual Disability	0.9	0.9	-		2.6	2.8	(7.1)		3.9	3.9	3.0

Total Sales	£19.6	£12.0	63.3		£52.2	£37.1	40.7		£54.5	£52.6	£54.1

	Unum Group Sales Data for Colonial Life Segment

	Three Months Ended				Nine Months Ended				Year Ended
	9/30/2009	9/30/2008	% Change		9/30/2009	9/30/2008	% Change		12/31/2008	12/31/2007	12/31/2006

Accident, Sickness, and Disability	$50.2	$49.7	1.0%		$145.6	$147.1	(1.0	) %	$222.1	$211.3	$194.4
Life	16.4	14.8	10.8		44.7	43.6	2.5		64.0	66.7	66.6
Cancer and Critical Illness	11.9	11.4	4.4		33.8	34.1	(0.9)		54.1	56.9	54.1

Total Sales	$78.5	$75.9	3.4		$224.1	$224.8	(0.3)		$340.2	$334.9	$315.1

3.2

Unum Group Consolidated Balance Sheets

	September 30,	December 31,
	2009	2008	2007
Assets
Investments
Fixed Maturity Securities	$37,593.7	$32,134.1	$35,814.7
Mortgage Loans	1,375.1	1,274.8	1,068.9
Policy Loans	2,857.2	2,753.8	2,617.7
Other Long-term Investments	254.6	520.1	232.1
Short-term Investments	1,036.2	1,183.1	1,486.8
Total Investments	43,116.8	37,865.9	41,220.2

Cash and Bank Deposits	220.6	49.9	199.1
Accounts and Premiums Receivable	1,758.5	1,784.8	1,914.7
Reinsurance Recoverable	5,010.2	4,974.2	5,160.0
Accrued Investment Income	656.0	605.6	592.3
Deferred Acquisition Costs	2,466.5	2,472.4	2,381.9
Goodwill	201.5	200.5	204.3
Property and Equipment	429.7	409.4	393.7
Deferred Income Tax	-	438.8	-
Other Assets	604.4	605.4	615.5
Separate Account Assets	11.0	10.5	20.2
Total Assets	$54,475.2	$49,417.4	$52,701.9

Liabilities
Policy and Contract Benefits	$1,722.0	$1,769.5	$1,979.7
Reserves for Future Policy and Contract Benefits	37,840.8	34,581.5	35,828.0
Unearned Premiums	504.6	463.9	523.1
Other Policyholders' Funds	1,623.5	1,675.6	1,821.2
Income Tax Payable	143.6	115.5	148.6
Deferred Income Tax	228.7	-	251.7
Short-term Debt	-	190.5	175.0
Long-term Debt - Non-recourse	815.8	843.2	912.5
Long-term Debt - All Other	1,764.4	1,416.2	1,602.7
Other Liabilities	1,577.8	1,953.1	1,399.3
Separate Account Liabilities	11.0	10.5	20.2
Total Liabilities	46,232.2	43,019.5	44,662.0

Stockholders' Equity
Common Stock	36.3	36.3	36.3
Additional Paid-in Capital	2,578.5	2,546.9	2,516.9
Accumulated Other Comprehensive Income (Loss)	264.9	(958.2)	463.5
Retained Earnings	6,117.5	5,527.1	5,077.4
Treasury Stock	(754.2)	(754.2)	(54.2)
Total Stockholders' Equity	8,243.0	6,397.9	8,039.9

Total Liabilities and Stockholders' Equity	$54,475.2	$49,417.4	$52,701.9

Unum Group Deferred Acquisition Costs by Segment

	Unum US	Unum UK	Colonial Life	Consolidated

Balances at December 31, 2006	$2,205.2	$165.1	$612.8	$2,983.1
Cumulative Effect of Change in Accounting Principle	(589.8)	(88.3)	-	(678.1)
Capitalized	304.2	41.2	210.9	556.3
Amortized	(277.1)	(49.4)	(153.9)	(480.4)
Foreign Currency and Other	-	1.0	-	1.0
Balances at December 31, 2007	1,642.5	69.6	669.8	2,381.9
Capitalized	329.7	37.4	223.8	590.9
Amortized	(320.3)	(32.4)	(166.4)	(519.1)
Foreign Currency and Other	9.9	(19.9)	28.7	18.7
Balances at December 31, 2008	1,661.8	54.7	755.9	2,472.4
Capitalized	253.8	21.0	171.0	445.8
Amortized	(238.5)	(22.5)	(134.0)	(395.0)
Foreign Currency and Other	(16.2)	4.9	(45.4)	(56.7)
Balances at September 30, 2009	$1,660.9	$58.1	$747.5	$2,466.5

4.1

Unum Group Balance Sheets by Segment - September 30, 2009

	Unum US
		Group Life
		and Accidental	Supplemental				Individual
	Group	Death &	and	Total		Colonial	Disability -	Corporate
	Disability	Dismemberment	Voluntary	Unum US	Unum UK	Life	Closed Block	and Other	Consolidated

Assets
Investments	$10,121.9	$2,163.5	$8,239.7	$20,525.1	$2,826.4	$1,849.0	$12,353.5	$5,562.8	$43,116.8
Deferred Acquisition Costs	124.7	87.0	1,449.2	1,660.9	58.1	747.5	-	-	2,466.5
Goodwill	2.5	-	187.5	190.0	11.5	-	-	-	201.5
All Other	593.5	117.0	233.8	944.3	359.9	189.4	3,055.3	4,141.5	8,690.4
Total Assets	$10,842.6	$2,367.5	$10,110.2	$23,320.3	$3,255.9	$2,785.9	$15,408.8	$9,704.3	$54,475.2

Liabilities
Reserves and Policyholder Benefits	$8,732.3	$1,503.0	$6,941.9	$17,177.2	$2,406.4	$1,569.0	$13,032.8	$7,505.5	$41,690.9
Debt	95.0	-	-	95.0	-	-	720.8	1,764.4	2,580.2
All Other	256.2	17.2	536.9	810.3	177.6	188.0	186.0	599.2	1,961.1
Total Liabilities	9,083.5	1,520.2	7,478.8	18,082.5	2,584.0	1,757.0	13,939.6	9,869.1	46,232.2

Other Allocated Stockholders' Equity	1,687.8	820.8	2,348.0	4,856.6	652.2	993.1	1,324.7	(328.4)	7,498.2
Net Unrealized Gain/Loss on Securities and
Net Gain on Cash Flow Hedges	71.3	26.5	283.4	381.2	19.7	35.8	144.5	163.6	744.8
Total Allocated Stockholders' Equity	1,759.1	847.3	2,631.4	5,237.8	671.9	1,028.9	1,469.2	(164.8)	8,243.0
Total Liabilities and Allocated
Stockholders' Equity	$10,842.6	$2,367.5	$10,110.2	$23,320.3	$3,255.9	$2,785.9	$15,408.8	$9,704.3	$54,475.2

Allocated stockholders' equity is determined on the basis of an internal allocation formula that reflects the volume and risk components of the business and aligns with the Company's target capital levels for regulatory and rating agency purposes.  This formula is modified periodically to recognize changes in the views of capital requirements.

4.2

Unum Group Balance Sheets by Segment - December 31, 2008

	Unum US
		Group Life
		and Accidental	Supplemental				Individual
	Group	Death &	and	Total		Colonial	Disability -	Corporate
	Disability	Dismemberment	Voluntary	Unum US	Unum UK	Life	Closed Block	and Other	Consolidated

Assets
Investments	$9,227.2	$2,011.9	$6,782.6	$18,021.7	$2,568.5	$1,570.5	$11,112.4	$4,592.8	$37,865.9
Deferred Acquisition Costs	128.3	85.7	1,447.8	1,661.8	54.7	755.9	-	-	2,472.4
Goodwill	2.5	-	187.5	190.0	10.5	-	-	-	200.5
All Other	460.5	120.6	(13.7)	567.4	231.7	120.5	3,240.6	4,718.4	8,878.6
Total Assets	$9,818.5	$2,218.2	$8,404.2	$20,440.9	$2,865.4	$2,446.9	$14,353.0	$9,311.2	$49,417.4

Liabilities
Reserves and Policyholder Benefits	$8,013.4	$1,435.8	$5,851.4	$15,300.6	$2,052.0	$1,537.2	$12,179.5	$7,421.2	$38,490.5
Debt	102.5	-	-	102.5	-	-	799.1	1,548.3	2,449.9
All Other	31.7	9.8	284.4	325.9	77.6	35.7	387.3	1,252.6	2,079.1
Total Liabilities	8,147.6	1,445.6	6,135.8	15,729.0	2,129.6	1,572.9	13,365.9	10,222.1	43,019.5

Other Allocated Stockholders' Equity	1,785.7	806.1	2,174.9	4,766.7	668.0	937.7	1,205.4	(805.8)	6,772.0
Net Unrealized Gain/Loss on Securities and
Net Gain on Cash Flow Hedges	(114.8)	(33.5)	93.5	(54.8)	67.8	(63.7)	(218.3)	(105.1)	(374.1)
Total Allocated Stockholders' Equity	1,670.9	772.6	2,268.4	4,711.9	735.8	874.0	987.1	(910.9)	6,397.9
Total Liabilities and Allocated
Stockholders' Equity	$9,818.5	$2,218.2	$8,404.2	$20,440.9	$2,865.4	$2,446.9	$14,353.0	$9,311.2	$49,417.4

Allocated stockholders' equity is determined on the basis of an internal allocation formula that reflects the volume and risk components of the business and aligns with the Company's target capital levels for regulatory and rating agency purposes.  This formula is modified periodically to recognize changes in the views of capital requirements.

4.3

Unum Group Financial Results by Segment

	Three Months Ended				Nine Months Ended
	9/30/2009	9/30/2008	% Change		9/30/2009	9/30/2008	% Change

Premium Income
Unum US	$1,215.2	$1,239.1	(1.9	) %	$3,665.2	$3,716.4	(1.4	) %
Unum UK	169.7	224.7	(24.5)		506.1	707.0	(28.4)
Colonial Life	253.5	245.2	3.4		757.7	728.2	4.1
Individual Disability - Closed Block	221.5	237.5	(6.7)		679.1	713.1	(4.8)
Corporate and Other	1.2	-	-		1.7	0.9	88.9
	1,861.1	1,946.5	(4.4)		5,609.8	5,865.6	(4.4)

Net Investment Income
Unum US	302.8	284.3	6.5		898.2	846.8	6.1
Unum UK	22.5	45.8	(50.9)		83.7	139.8	(40.1)
Colonial Life	29.4	26.5	10.9		85.4	78.8	8.4
Individual Disability - Closed Block	184.4	189.3	(2.6)		558.2	578.6	(3.5)
Corporate and Other	40.5	48.8	(17.0)		125.4	155.2	(19.2)
	579.6	594.7	(2.5)		1,750.9	1,799.2	(2.7)

Other Income
Unum US	28.8	33.5	(14.0)		90.4	99.5	(9.1)
Unum UK	0.6	0.9	(33.3)		1.8	1.3	38.5
Colonial Life	0.1	0.1	-		0.4	0.3	33.3
Individual Disability - Closed Block	24.3	23.8	2.1		77.0	73.3	5.0
Corporate and Other	8.1	9.0	(10.0)		26.5	27.6	(4.0)
	61.9	67.3	(8.0)		196.1	202.0	(2.9)

Total Operating Revenue
Unum US	1,546.8	1,556.9	(0.6)		4,653.8	4,662.7	(0.2)
Unum UK	192.8	271.4	(29.0)		591.6	848.1	(30.2)
Colonial Life	283.0	271.8	4.1		843.5	807.3	4.5
Individual Disability - Closed Block	430.2	450.6	(4.5)		1,314.3	1,365.0	(3.7)
Corporate and Other	49.8	57.8	(13.8)		153.6	183.7	(16.4)
	2,502.6	2,608.5	(4.1)		7,556.8	7,866.8	(3.9)

Unum Group Financial Results by Segment

	Three Months Ended				Nine Months Ended
	9/30/2009	9/30/2008	% Change		9/30/2009	9/30/2008	% Change

Benefits and Expenses
Unum US	$1,349.7	$1,385.3	(2.6	) %	$4,081.8	$4,161.2	(1.9	) %
Unum UK	134.1	178.9	(25.0)		403.3	578.7	(30.3)
Colonial Life	212.6	205.6	3.4		630.9	605.5	4.2
Individual Disability - Closed Block	423.0	448.1	(5.6)		1,285.8	1,344.4	(4.4)
Corporate and Other	63.5	65.0	(2.3)		196.2	197.3	(0.6)
	2,182.9	2,282.9	(4.4)		6,598.0	6,887.1	(4.2)

Income (Loss) from Continuing Operations
Before Income Taxes and Net Realized
Investment Gain (Loss)
Unum US	197.1	171.6	14.9		572.0	501.5	14.1
Unum UK	58.7	92.5	(36.5)		188.3	269.4	(30.1)
Colonial Life	70.4	66.2	6.3		212.6	201.8	5.4
Individual Disability - Closed Block	7.2	2.5	188.0		28.5	20.6	38.3
Corporate and Other	(13.7)	(7.2)	(90.3)		(42.6)	(13.6)	(213.2)
	319.7	325.6	(1.8)		958.8	979.7	(2.1)

Income Taxes	108.1	108.7	(0.6)		324.7	331.8	(2.1)

Income Before Net Realized Investment
Gain (Loss)	211.6	216.9	(2.4)		634.1	647.9	(2.1)

Net Realized Investment Gain (Loss)	14.9	(165.8)	(109.0)		37.6	(208.2)	(118.1)

Tax Expense (Benefit) on Net Realized
Investment Gain (Loss)	5.4	(56.9)	(109.5)		18.5	(71.7)	(125.8)

Net Income	$221.1	$108.0	104.7		$653.2	$511.4	27.7

5.1

Unum Group Quarterly Historical Financial Results by Segment

	9/30/09	6/30/09	3/31/09	12/31/08	9/30/08	6/30/08	3/31/08	12/31/07	9/30/07

Premium Income
Unum US	$1,215.2	$1,223.7	$1,226.3	$1,246.6	$1,239.1	$1,246.9	$1,230.4	$1,248.1	$1,255.3
Unum UK	169.7	173.4	163.0	182.3	224.7	241.7	240.6	251.4	247.6
Colonial Life	253.5	250.8	253.4	249.1	245.2	242.6	240.4	232.0	227.0
Individual Disability - Closed Block	221.5	228.0	229.6	239.2	237.5	237.2	238.4	252.2	256.0
Corporate and Other	1.2	-	0.5	0.5	-	0.2	0.7	0.2	0.6
	1,861.1	1,875.9	1,872.8	1,917.7	1,946.5	1,968.6	1,950.5	1,983.9	1,986.5

Net Investment Income
Unum US	302.8	304.1	291.3	289.6	284.3	286.5	276.0	279.1	278.5
Unum UK	22.5	34.3	26.9	42.1	45.8	51.5	42.5	54.0	44.0
Colonial Life	29.4	28.4	27.6	26.9	26.5	26.4	25.9	25.6	25.0
Individual Disability - Closed Block	184.4	187.4	186.4	188.9	189.3	198.4	190.9	206.0	213.6
Corporate and Other	40.5	43.4	41.5	42.3	48.8	50.3	56.1	54.7	42.1
	579.6	597.6	573.7	589.8	594.7	613.1	591.4	619.4	603.2

Other Income
Unum US	28.8	30.0	31.6	33.2	33.5	33.4	32.6	33.6	32.8
Unum UK	0.6	0.6	0.6	0.7	0.9	0.2	0.2	0.4	0.7
Colonial Life	0.1	0.2	0.1	0.1	0.1	0.1	0.1	-	0.3
Individual Disability - Closed Block	24.3	25.8	26.9	25.3	23.8	25.4	24.1	25.1	27.5
Corporate and Other	8.1	10.6	7.8	14.6	9.0	8.4	10.2	6.9	5.3
	61.9	67.2	67.0	73.9	67.3	67.5	67.2	66.0	66.6

Total Operating Revenue
Unum US	1,546.8	1,557.8	1,549.2	1,569.4	1,556.9	1,566.8	1,539.0	1,560.8	1,566.6
Unum UK	192.8	208.3	190.5	225.1	271.4	293.4	283.3	305.8	292.3
Colonial Life	283.0	279.4	281.1	276.1	271.8	269.1	266.4	257.6	252.3
Individual Disability - Closed Block	430.2	441.2	442.9	453.4	450.6	461.0	453.4	483.3	497.1
Corporate and Other	49.8	54.0	49.8	57.4	57.8	58.9	67.0	61.8	48.0
	2,502.6	2,540.7	2,513.5	2,581.4	2,608.5	2,649.2	2,609.1	2,669.3	2,656.3

Unum Group Quarterly Historical Financial Results by Segment

	9/30/09	6/30/09	3/31/09	12/31/08	9/30/08	6/30/08	3/31/08	12/31/07	9/30/07

Benefits and Expenses
Unum US	$1,349.7	$1,366.5	$1,365.6	$1,386.8	$1,385.3	$1,395.2	$1,380.7	$1,399.9	$1,408.8
Unum UK	134.1	141.0	128.2	170.5	178.9	200.8	199.0	224.1	194.7
Colonial Life	212.6	208.1	210.2	209.8	205.6	200.9	199.0	198.8	189.8
Individual Disability - Closed Block	423.0	431.2	431.6	446.3	448.1	445.8	450.5	468.3	467.7
Corporate and Other	63.5	70.0	62.7	57.8	65.0	65.6	66.7	127.0	70.2
	2,182.9	2,216.8	2,198.3	2,271.2	2,282.9	2,308.3	2,295.9	2,418.1	2,331.2

Income (Loss) Before Income Taxes and
Net Realized Investment Gain (Loss)
Unum US	197.1	191.3	183.6	182.6	171.6	171.6	158.3	160.9	157.8
Unum UK	58.7	67.3	62.3	54.6	92.5	92.6	84.3	81.7	97.6
Colonial Life	70.4	71.3	70.9	66.3	66.2	68.2	67.4	58.8	62.5
Individual Disability - Closed Block	7.2	10.0	11.3	7.1	2.5	15.2	2.9	15.0	29.4
Corporate and Other	(13.7)	(16.0)	(12.9)	(0.4)	(7.2)	(6.7)	0.3	(65.2)	(22.2)
	319.7	323.9	315.2	310.2	325.6	340.9	313.2	251.2	325.1

Income Taxes	108.1	108.1	108.5	100.8	108.7	117.7	105.4	74.2	108.1

Income Before Net Realized
Investment Gain (Loss)	211.6	215.8	206.7	209.4	216.9	223.2	207.8	177.0	217.0

Net Realized Investment Gain (Loss)	14.9	87.3	(64.6)	(257.7)	(165.8)	26.1	(68.5)	(25.8)	(46.1)

Tax Expense (Benefit) on Net Realized
Investment Gain (Loss)	5.4	35.9	(22.8)	(90.1)	(56.9)	9.0	(23.8)	(9.3)	(16.1)

Net Income	$221.1	$267.2	$164.9	$41.8	$108.0	$240.3	$163.1	$160.5	$187.0

Net Income Per Common Share -
Assuming Dilution	$0.66	$0.80	$0.50	$0.13	$0.32	$0.69	$0.46	$0.44	$0.52

6.1

Unum Group Financial Results for Unum US Segment

	Three Months Ended		Nine Months Ended		Year Ended
	9/30/2009	9/30/2008	9/30/2009	9/30/2008	12/31/2008	12/31/2007	12/31/2006
Operating Revenue
Premium Income	$1,215.2	$1,239.1	$3,665.2	$3,716.4	$4,963.0	$5,014.0	$5,196.0
Net Investment Income	302.8	284.3	898.2	846.8	1,136.4	1,114.0	1,057.5
Other Income	28.8	33.5	90.4	99.5	132.7	135.6	108.5
Total Operating Revenue	1,546.8	1,556.9	4,653.8	4,662.7	6,232.1	6,263.6	6,362.0

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	964.0	1,000.7	2,910.8	2,997.4	3,998.4	4,246.4	4,752.1
Commissions	124.9	128.6	393.3	391.1	518.6	501.5	505.2
Interest and Debt Expense	0.4	1.0	1.7	3.3	4.2	7.5	1.3
Deferral of Acquisition Costs	(78.5)	(81.3)	(253.8)	(246.9)	(329.7)	(304.2)	(306.2)
Amortization of Deferred Acquisition Costs	78.4	79.5	238.5	239.0	320.3	277.1	302.2
Other Expenses	260.5	256.8	791.3	777.3	1,036.2	993.2	1,018.7
Total Benefits and Expenses	1,349.7	1,385.3	4,081.8	4,161.2	5,548.0	5,721.5	6,273.3

Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses	$197.1	$171.6	$572.0	$501.5	$684.1	$542.1	$88.7

Operating Ratios
Benefit Ratio	79.3%	80.8%	79.4%	80.7%	80.6%	84.7%	91.5%
Other Expense Ratio	21.4%	20.7%	21.6%	20.9%	20.9%	19.8%	19.6%
Before-tax Profit Margin	16.2%	13.8%	15.6%	13.5%	13.8%	10.8%	1.7%

Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses,
as Reported	$197.1	$171.6	$572.0	$501.5	$684.1	$542.1	$88.7
Settlement Agreements Claim Reassessment -
Reserve Charge	-	-	-	-	-	(76.5)	(349.2)
Settlement Agreements Claim Reassessment -
Other Expense Charge	-	-	-	-	-	10.3	(15.0)
Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses,
as Adjusted	$197.1	$171.6	$572.0	$501.5	$684.1	$608.3	$452.9

Operating Ratios, as Adjusted
Benefit Ratio	79.3%	80.8%	79.4%	80.7%	80.6%	83.2%	84.7%
Other Expense Ratio	21.4%	20.7%	21.6%	20.9%	20.9%	20.0%	19.3%
Before-tax Profit Margin	16.2%	13.8%	15.6%	13.5%	13.8%	12.1%	8.7%

Unum Group Financial Results for Unum US Group Disability

	Three Months Ended		Nine Months Ended		Year Ended
	9/30/2009	9/30/2008	9/30/2009	9/30/2008	12/31/2008	12/31/2007	12/31/2006
Operating Revenue
Premium Income
Group Long-term Disability	$427.4	$456.9	$1,298.9	$1,379.3	$1,838.5	$1,895.7	$1,953.3
Group Short-term Disability	110.0	105.5	325.2	325.1	435.1	485.6	530.2
Total Premium Income	537.4	562.4	1,624.1	1,704.4	2,273.6	2,381.3	2,483.5
Net Investment Income	157.3	157.2	475.4	474.7	631.3	648.7	638.5
Other Income	21.9	25.6	67.1	75.3	100.2	100.1	82.3
Total Operating Revenue	716.6	745.2	2,166.6	2,254.4	3,005.1	3,130.1	3,204.3

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	458.5	502.5	1,409.7	1,539.0	2,043.9	2,277.4	2,702.5
Commissions	39.9	41.7	123.5	126.1	165.9	167.7	175.8
Interest and Debt Expense	0.4	1.0	1.7	3.3	4.2	7.5	1.3
Deferral of Acquisition Costs	(15.7)	(14.7)	(47.3)	(44.1)	(59.4)	(60.4)	(64.5)
Amortization of Deferred Acquisition Costs	17.0	19.1	51.0	57.6	76.7	66.2	86.4
Other Expenses	141.5	141.0	427.0	430.8	572.4	561.6	588.7
Total Benefits and Expenses	641.6	690.6	1,965.6	2,112.7	2,803.7	3,020.0	3,490.2

Operating Income (Loss) Before Income Taxes
and Net Realized Investment Gains and Losses	$75.0	$54.6	$201.0	$141.7	$201.4	$110.1	$(285.9)

Operating Ratios
Benefit Ratio	85.3%	89.3%	86.8%	90.3%	89.9%	95.6%	108.8%
Other Expense Ratio	26.3%	25.1%	26.3%	25.3%	25.2%	23.6%	23.7%
Before-tax Profit (Loss) Margin	14.0%	9.7%	12.4%	8.3%	8.9%	4.6%	(11.5)%

Premium Persistency:
Group Long-term Disability			87.3%	87.9%	87.8%	85.1%	87.8%
Group Short-term Disability			88.5%	82.1%	82.1%	74.0%	85.6%

Case Persistency:
Group Long-term Disability			87.2%	89.3%	89.2%	88.4%	87.4%
Group Short-term Disability			86.2%	88.1%	88.2%	87.4%	86.2%

7.1

Unum Group Financial Results for Unum US Group Disability - Continued

	Three Months Ended		Nine Months Ended		Year Ended
	9/30/2009	9/30/2008	9/30/2009	9/30/2008	12/31/2008	12/31/2007	12/31/2006
Operating Income (Loss) Before Income Taxes and
Net Realized Investment Gains and Losses,
as Reported	$75.0	$54.6	$201.0	$141.7	$201.4	$110.1	$(285.9)
Settlement Agreements Claim Reassessment -
Reserve Charge	-	-	-	-	-	(76.5)	(349.2)
Settlement Agreements Claim Reassessment -
Other Expense Charge	-	-	-	-	-	10.3	(15.0)
Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses,
as Adjusted	$75.0	$54.6	$201.0	$141.7	$201.4	$176.3	$78.3

Operating Ratios, as Adjusted
Benefit Ratio	85.3%	89.3%	86.8%	90.3%	89.9%	92.4%	94.8%
Other Expense Ratio	26.3%	25.1%	26.3%	25.3%	25.2%	24.0%	23.1%
Before-tax Profit Margin	14.0%	9.7%	12.4%	8.3%	8.9%	7.4%	3.2%

7.2

Unum Group Financial Results for Unum US Group Life and Accidental Death and Dismemberment

	Three Months Ended		Nine Months Ended		Year Ended
	9/30/2009	9/30/2008	9/30/2009	9/30/2008	12/31/2008	12/31/2007	12/31/2006
Operating Revenue
Premium Income
Group Life	$266.8	$267.2	$793.6	$796.6	$1,062.8	$1,107.4	$1,248.1
Accidental Death & Dismemberment	26.6	33.1	79.6	96.7	127.6	131.0	151.6
Total Premium Income	293.4	300.3	873.2	893.3	1,190.4	1,238.4	1,399.7
Net Investment Income	32.0	30.9	95.1	94.1	126.0	134.9	141.3
Other Income	0.5	0.5	1.6	1.7	2.3	2.4	-
Total Operating Revenue	325.9	331.7	969.9	989.1	1,318.7	1,375.7	1,541.0

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	206.4	211.5	613.2	619.7	827.6	901.6	1,067.3
Commissions	21.3	21.2	64.4	63.6	85.4	88.7	90.1
Deferral of Acquisition Costs	(12.0)	(10.1)	(36.0)	(29.9)	(40.3)	(36.1)	(37.7)
Amortization of Deferred Acquisition Costs	11.6	13.7	34.7	41.1	55.0	39.4	65.0
Other Expenses	48.6	44.5	146.6	134.0	180.1	164.9	178.3
Total Benefits and Expenses	275.9	280.8	822.9	828.5	1,107.8	1,158.5	1,363.0

Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses	$50.0	$50.9	$147.0	$160.6	$210.9	$217.2	$178.0

Operating Ratios
Benefit Ratio	70.3%	70.4%	70.2%	69.4%	69.5%	72.8%	76.3%
Other Expense Ratio	16.6%	14.8%	16.8%	15.0%	15.1%	13.3%	12.7%
Before-tax Profit Margin	17.0%	16.9%	16.8%	18.0%	17.7%	17.5%	12.7%

Premium Persistency:
Group Life			86.8%	84.3%	83.8%	78.8%	81.2%
Accidental Death & Dismemberment			87.7%	86.1%	86.4%	80.8%	82.8%

Case Persistency:
Group Life			86.9%	88.9%	89.1%	87.7%	86.9%
Accidental Death & Dismemberment			86.6%	89.1%	89.2%	88.0%	87.0%

7.3

Unum Group Financial Results for Unum US Supplemental and Voluntary

	Three Months Ended		Nine Months Ended		Year Ended
	9/30/2009	9/30/2008	9/30/2009	9/30/2008	12/31/2008	12/31/2007	12/31/2006
Operating Revenue
Premium Income
Individual Disability - Recently Issued	$118.5	$118.6	$356.6	$352.9	$471.5	$456.7	$438.5
Long-term Care	147.9	146.3	444.8	431.5	580.7	532.9	492.4
Voluntary Benefits	118.0	111.5	366.5	334.3	446.8	404.7	381.9
Total Premium Income	384.4	376.4	1,167.9	1,118.7	1,499.0	1,394.3	1,312.8
Net Investment Income	113.5	96.2	327.7	278.0	379.1	330.4	277.7
Other Income	6.4	7.4	21.7	22.5	30.2	33.1	26.2
Total Operating Revenue	504.3	480.0	1,517.3	1,419.2	1,908.3	1,757.8	1,616.7

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	299.1	286.7	887.9	838.7	1,126.9	1,067.4	982.3
Commissions	63.7	65.7	205.4	201.4	267.3	245.1	239.3
Deferral of Acquisition Costs	(50.8)	(56.5)	(170.5)	(172.9)	(230.0)	(207.7)	(204.0)
Amortization of Deferred Acquisition Costs	49.8	46.7	152.8	140.3	188.6	171.5	150.8
Other Expenses	70.4	71.3	217.7	212.5	283.7	266.7	251.7
Total Benefits and Expenses	432.2	413.9	1,293.3	1,220.0	1,636.5	1,543.0	1,420.1

Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses	$72.1	$66.1	$224.0	$199.2	$271.8	$214.8	$196.6

Operating Ratios
Benefit Ratios
Individual Disability - Recently Issued	52.1%	54.4%	52.1%	53.1%	53.3%	56.7%	58.0%
Long-term Care	113.5%	106.7%	110.9%	105.8%	106.1%	106.0%	99.2%
Voluntary Benefits	59.0%	59.3%	57.0%	58.3%	58.0%	60.1%	62.7%
Other Expense Ratio	18.3%	18.9%	18.6%	19.0%	18.9%	19.1%	19.2%
Before-tax Profit Margin	18.8%	17.6%	19.2%	17.8%	18.1%	15.4%	15.0%

Interest Adjusted Loss Ratios
Individual Disability - Recently Issued	33.5%	36.9%	33.9%	35.8%	35.9%	40.0%	42.8%
Long-term Care	77.5%	75.6%	76.4%	75.4%	75.5%	77.7%	73.1%

Premium Persistency:
Individual Disability - Recently Issued			89.6%	90.6%	90.7%	90.6%	90.5%
Long-term Care			94.8%	95.4%	95.5%	95.4%	95.3%
Voluntary Benefits			79.7%	80.2%	80.4%	79.4%	80.9%

7.4

Unum Group Financial Results for Unum UK Segment

	Three Months Ended		Nine Months Ended		Year Ended
	9/30/2009	9/30/2008	9/30/2009	9/30/2008	12/31/2008	12/31/2007	12/31/2006
Operating Revenue
Premium Income
Group Long-term Disability	$121.6	$167.9	$375.8	$531.5	$675.9	$752.6	$638.9
Group Life	38.1	46.8	104.2	145.1	174.6	177.4	171.0
Individual Disability	10.0	10.0	26.1	30.4	38.8	38.3	32.9
Total Premium Income	169.7	224.7	506.1	707.0	889.3	968.3	842.8
Net Investment Income	22.5	45.8	83.7	139.8	181.9	187.4	170.1
Other Income	0.6	0.9	1.8	1.3	2.0	3.1	0.1
Total Operating Revenue	192.8	271.4	591.6	848.1	1,073.2	1,158.8	1,013.0

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	85.2	117.8	266.3	396.6	511.4	574.3	553.5
Commissions	11.1	15.9	33.3	46.7	59.0	67.0	49.7
Deferral of Acquisition Costs	(7.9)	(8.9)	(21.0)	(29.4)	(37.4)	(41.2)	(34.4)
Amortization of Deferred Acquisition Costs	7.7	7.4	22.5	23.1	32.4	49.4	32.0
Other Expenses	38.0	46.7	102.2	141.7	183.8	183.5	158.9
Total Benefits and Expenses	134.1	178.9	403.3	578.7	749.2	833.0	759.7

Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses	$58.7	$92.5	$188.3	$269.4	$324.0	$325.8	$253.3

Operating Ratios
Benefit Ratio	50.2%	52.4%	52.6%	56.1%	57.5%	59.3%	65.7%
Other Expense Ratio	22.4%	20.8%	20.2%	20.0%	20.7%	19.0%	18.9%
Before-tax Profit Margin	34.6%	41.2%	37.2%	38.1%	36.4%	33.6%	30.1%

Premium Persistency:
Group Long-term Disability			87.7%	87.0%	87.4%	88.0%	90.4%
Group Life			78.2%	74.8%	74.9%	70.5%	69.1%
Individual Disability			88.6%	88.0%	87.6%	89.4%	88.2%

Unum Group Financial Results for Unum UK Segment - Continued

(in millions of pounds)	Three Months Ended		Nine Months Ended		Year Ended
	9/30/2009	9/30/2008	9/30/2009	9/30/2008	12/31/2008	12/31/2007	12/31/2006
Operating Revenue
Premium Income
Group Long-term Disability	£74.2	£88.6	£244.3	£272.7	£364.4	£375.9	£346.3
Group Life	23.3	24.7	67.4	74.5	93.3	88.5	92.4
Individual Disability	5.9	5.3	16.8	15.6	20.9	19.1	17.8
Total Premium Income	103.4	118.6	328.5	362.8	478.6	483.5	456.5
Net Investment Income	13.7	24.1	54.6	71.8	98.5	93.5	92.1
Other Income	0.4	0.5	1.2	0.7	1.2	1.6	-
Total Operating Revenue	117.5	143.2	384.3	435.3	578.3	578.6	548.6

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	51.8	61.8	172.6	203.0	275.8	286.8	300.2
Commissions	6.7	8.4	21.6	24.0	31.9	33.5	27.0
Deferral of Acquisition Costs	(4.9)	(4.6)	(13.6)	(15.0)	(20.1)	(20.6)	(18.7)
Amortization of Deferred Acquisition Costs	4.7	3.9	14.6	11.9	17.9	24.7	17.1
Other Expenses	23.4	24.7	66.1	72.8	99.6	91.6	86.1
Total Benefits and Expenses	81.7	94.2	261.3	296.7	405.1	416.0	411.7

Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses	£35.8	£49.0	£123.0	£138.6	£173.2	£162.6	£136.9

Weighted Average Pound/Dollar Exchange Rate	1.640	1.888	1.531	1.944	1.871	2.004	1.851

8.1

Unum Group Financial Results for Colonial Life Segment

	Three Months Ended		Nine Months Ended		Year Ended
	9/30/2009	9/30/2008	9/30/2009	9/30/2008	12/31/2008	12/31/2007	12/31/2006
Operating Revenue
Premium Income
Accident, Sickness, and Disability	$156.2	$152.6	$467.8	$452.7	$606.9	$566.6	$533.3
Life	41.1	39.1	123.1	116.6	157.4	143.5	130.5
Cancer and Critical Illness	56.2	53.5	166.8	158.9	213.0	197.1	178.3
Total Premium Income	253.5	245.2	757.7	728.2	977.3	907.2	842.1
Net Investment Income	29.4	26.5	85.4	78.8	105.7	99.9	93.6
Other Income	0.1	0.1	0.4	0.3	0.4	0.9	1.1
Total Operating Revenue	283.0	271.8	843.5	807.3	1,083.4	1,008.0	936.8

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	122.1	116.5	355.8	343.8	464.0	437.8	441.4
Commissions	53.4	52.6	160.8	159.1	211.8	201.6	184.9
Deferral of Acquisition Costs	(57.1)	(55.2)	(171.0)	(168.3)	(223.8)	(210.9)	(187.6)
Amortization of Deferred Acquisition Costs	44.3	42.4	134.0	124.5	166.4	153.9	144.4
Other Expenses	49.9	49.3	151.3	146.4	196.9	179.8	155.0
Total Benefits and Expenses	212.6	205.6	630.9	605.5	815.3	762.2	738.1

Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses	$70.4	$66.2	$212.6	$201.8	$268.1	$245.8	$198.7

Operating Ratios
Benefit Ratio	48.2%	47.5%	47.0%	47.2%	47.5%	48.3%	52.4%
Other Expense Ratio	19.7%	20.1%	20.0%	20.1%	20.1%	19.8%	18.4%
Before-tax Profit Margin	27.8%	27.0%	28.1%	27.7%	27.4%	27.1%	23.6%

Premium Persistency:
Accident, Sickness, and Disability			74.0%	75.9%	75.8%	75.9%	74.9%
Life			84.6%	84.7%	84.7%	83.8%	84.2%
Cancer and Critical Illness			83.5%	84.1%	84.0%	84.1%	82.3%

Unum Group Financial Results for Individual Disability - Closed Block Segment

	Three Months Ended		Nine Months Ended		Year Ended
	9/30/2009	9/30/2008	9/30/2009	9/30/2008	12/31/2008	12/31/2007	12/31/2006
Operating Revenue
Premium Income	$221.5	$237.5	$679.1	$713.1	$952.3	$1,009.9	$1,062.8
Net Investment Income	184.4	189.3	558.2	578.6	767.5	827.6	828.7
Other Income	24.3	23.8	77.0	73.3	98.6	103.7	105.1
Total Operating Revenue	430.2	450.6	1,314.3	1,365.0	1,818.4	1,941.2	1,996.6

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	369.7	384.2	1,122.2	1,156.8	1,544.8	1,614.5	1,709.7
Commissions	14.2	15.6	44.3	46.9	62.7	69.1	76.2
Interest and Debt Expense	3.4	8.0	13.5	28.1	35.1	8.3	-
Other Expenses	35.7	40.3	105.8	112.6	148.1	139.8	139.4
Total Benefits and Expenses	423.0	448.1	1,285.8	1,344.4	1,790.7	1,831.7	1,925.3

Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses	$7.2	$2.5	$28.5	$20.6	$27.7	$109.5	$71.3

Operating Ratios
Interest Adjusted Loss Ratio	81.6%	81.5%	81.6%	82.1%	82.2%	84.1%	90.5%
Premium Persistency			93.2%	93.9%	93.8%	94.3%	94.4%

Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses,
as Reported	$7.2	$2.5	$28.5	$20.6	$27.7	$109.5	$71.3
Settlement Agreements Claim Reassessment -
Reserve Charge	-	-	-	-	-	10.7	(47.2)
Settlement Agreements Claim Reassessment -
Other Expense Charge	-	-	-	-	-	2.5	-
Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses,
as Adjusted	$7.2	$2.5	$28.5	$20.6	$27.7	$96.3	$118.5

Interest Adjusted Loss Ratio, as Adjusted	81.6%	81.5%	81.6%	82.1%	82.2%	85.2%	86.1%

Unum Group Financial Results for Corporate and Other Segment

	Three Months Ended		Nine Months Ended		Year Ended
	9/30/2009	9/30/2008	9/30/2009	9/30/2008	12/31/2008	12/31/2007	12/31/2006
Operating Revenue
Premium Income	$1.2	$-	$1.7	$0.9	$1.4	$1.7	$4.5
Net Investment Income	40.5	48.8	125.4	155.2	197.5	181.0	170.7
Other Income	8.1	9.0	26.5	27.6	42.2	30.8	49.5
Total Operating Revenue	49.8	57.8	153.6	183.7	241.1	213.5	224.7

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	24.1	27.1	69.9	83.3	107.8	115.2	120.5
Commissions	-	0.3	0.5	1.0	1.2	1.9	3.0
Interest and Debt Expense	24.1	28.2	75.7	90.1	117.0	167.3	190.5
Cost Related to Early Retirement of Debt	-	-	-	0.4	0.4	58.8	25.8
Other Expenses	15.3	9.4	50.1	22.5	28.7	31.1	33.7
Total Benefits and Expenses	63.5	65.0	196.2	197.3	255.1	374.3	373.5

Operating Loss Before Income Taxes and
Net Realized Investment Gains and Losses	$(13.7)	$(7.2)	$(42.6)	$(13.6)	$(14.0)	$(160.8)	$(148.8)

Operating Loss Before Income Taxes and
Net Realized Investment Gains and Losses,
as Reported	$(13.7)	$(7.2)	$(42.6)	$(13.6)	$(14.0)	$(160.8)	$(148.8)
Broker Compensation Settlement	-	-	-	-	-	-	(18.5)
Interest on Federal Income Tax Refund	-	-	-	-	-	-	2.6
Cost Related to Early Retirement of Debt	-	-	-	-	-	(58.8)	(25.8)
Operating Loss Before Income Taxes and
Net Realized Investment Gains and Losses,
as Adjusted	$(13.7)	$(7.2)	$(42.6)	$(13.6)	$(14.0)	$(102.0)	$(107.1)

Unum Group Reserves

	September 30, 2009
	Gross						Total
	Policy		Claim Reserves				Reinsurance	Total
	Reserves	%	Incurred	IBNR	%	Total	Ceded	Net

Group Disability	$-	-%	$7,714.1	$586.7	33.8%	$8,300.8	$75.1	$8,225.7
Group Life and Accidental Death & Dismemberment	70.3	0.5	740.8	164.4	3.7	975.5	1.9	973.6
Individual Disability - Recently Issued	504.9	3.8	946.3	91.2	4.2	1,542.4	86.4	1,456.0
Long-term Care	3,258.4	24.8	339.5	35.9	1.5	3,633.8	49.3	3,584.5
Voluntary Benefits	983.1	7.5	21.9	42.3	0.3	1,047.3	20.7	1,026.6
Unum US Segment	4,816.7	36.6	9,762.6	920.5	43.5	15,499.8	233.4	15,266.4

Unum UK Segment	25.8	0.2	2,073.3	154.6	9.1	2,253.7	111.2	2,142.5

Colonial Life Segment	1,214.9	9.3	233.3	90.6	1.3	1,538.8	26.0	1,512.8

Individual Disability - Closed Block Segment	1,428.1	10.9	10,270.6	336.6	43.2	12,035.3	1,437.9	10,597.4

Corporate and Other Segment	5,636.7	43.0	463.0	255.9	2.9	6,355.6	4,885.7	1,469.9

Subtotal, Excluding Unrealized Adjustment	$13,122.2	100.0%	$22,802.8	$1,758.2	100.0%	37,683.2	6,694.2	30,989.0

Unrealized Adjustment to Reserves for
Unrealized Gain on Securities						1,879.6	123.5	1,756.1

Consolidated						$39,562.8	$6,817.7	$32,745.1

The increase in Unum US Segment Policy Reserves Incurred from December 31, 2008 is due primarily to growth in the active life reserves for the Unum US long-term care line of business.

The increase in the Unum UK Segment amounts from December 31, 2008 is due primarily to the increase in the foreign exchange rate.

Unum Group Reserves

	December 31, 2008
	Gross						Total
	Policy		Claim Reserves				Reinsurance	Total
	Reserves	%	Incurred	IBNR	%	Total	Ceded	Net

Group Disability	$-	-%	$7,799.1	$583.1	34.3%	$8,382.2	$81.1	$8,301.1
Group Life and Accidental Death & Dismemberment	72.9	0.6	750.1	170.3	3.8	993.3	0.9	992.4
Individual Disability - Recently Issued	493.6	3.9	882.5	90.3	4.0	1,466.4	84.1	1,382.3
Long-term Care	2,915.3	22.9	295.9	35.2	1.3	3,246.4	48.9	3,197.5
Voluntary Benefits	925.5	7.2	21.1	37.0	0.2	983.6	19.1	964.5
Unum US Segment	4,407.3	34.6	9,748.7	915.9	43.6	15,071.9	234.1	14,837.8

Unum UK Segment	22.6	0.2	1,887.6	181.5	8.5	2,091.7	102.7	1,989.0

Colonial Life Segment	1,172.2	9.2	237.0	97.3	1.4	1,506.5	31.1	1,475.4

Individual Disability - Closed Block Segment	1,527.6	12.0	10,239.9	350.3	43.4	12,117.8	1,456.6	10,661.2

Corporate and Other Segment	5,605.4	44.0	490.7	270.1	3.1	6,366.2	4,853.8	1,512.4

Subtotal, Excluding Unrealized Adjustment	$12,735.1	100.0%	$22,603.9	$1,815.1	100.0%	37,154.1	6,678.3	30,475.8

Unrealized Adjustment to Reserves for
Unrealized Loss on Securities						(803.1)	(31.9)	(771.2)

Consolidated						$36,351.0	$6,646.4	$29,704.6

12.1

Unum Group Investment Fact Sheet at September 30, 2009

Fixed Maturity Securities (Fair Value)	9/30/2009		Selected Statistics	9/30/09	6/30/09

Public (1)	$23,781.6	63.3%	Portfolio Yield (2)	6.77%	6.74%
Asset-Backed Securities	314.0	0.8	Average Duration	7.70	7.56
Residential Mortgage-Backed Securities	3,461.2	9.2	Average Credit Quality	A	A
Commercial Mortgage-Backed Securities	4.2	-
Private Placements	3,789.6	10.1
High Yield	2,467.6	6.6
Government Securities	3,148.6	8.4
Municipal Securities	542.8	1.4
Redeemable Preferred Stocks	84.1	0.2
Total	$37,593.7	100.0%

Quality Ratings of Fixed Maturity Securities	Amortized Cost	Fair Value	Schedule BA and Non-Current

Aaa	17.7%	17.9%	Total Non-Current Investments	$35.8	$49.1
Aa	7.6	7.7	Total Schedule BA Assets	$83.2	$81.8
A	27.3	28.2
Baa	39.7	39.6
Below Baa	7.7	6.6
Total	100.0%	100.0%

(1) Includes $17.1 million of collateralized debt obligations.
(2) Bond equivalent yield is a book value and duration weighted average of the yield on the fixed income securities in the portfolio.

Unum Group Investment Fact Sheet at September 30, 2009

Fixed Maturity Securities - By Industry Classification - Unrealized Gain/Loss

Classification	Fair Value	Net Unrealized Gain (Loss)	Fair Value of Fixed Maturity Securities with Gross Unrealized Loss	Gross Unrealized Loss	Fair Value of Fixed Maturity Securities with Gross Unrealized Gain	Gross Unrealized Gain
Basic Industry	$1,997.7	$11.0	$648.6	$90.8	$1,349.1	$101.8
Capital Goods	3,209.0	191.3	754.3	50.7	2,454.7	242.0
Communications	2,378.9	204.6	353.4	41.0	2,025.5	245.6
Consumer Cyclical	1,196.9	(22.0)	426.6	83.4	770.3	61.4
Consumer Non-Cyclical	4,943.5	405.5	640.0	44.2	4,303.5	449.7
Energy (Oil & Gas)	2,988.7	291.8	344.8	26.0	2,643.9	317.8
Financial Institutions	2,862.7	(153.9)	1,543.9	222.0	1,318.8	68.1
Mortgage/Asset-Backed	3,779.4	340.9	278.9	5.2	3,500.5	346.1
Sovereigns	1,523.8	148.5	50.7	0.2	1,473.1	148.7
Technology	799.7	57.1	135.1	10.3	664.6	67.4
Transportation	978.1	114.4	46.2	3.1	931.9	117.5
U.S. Government Agencies
and Municipalities	2,167.6	53.6	793.5	98.3	1,374.1	151.9
Utilities	8,683.6	560.0	1,533.0	107.1	7,150.6	667.1
Redeemable Preferred Stocks	84.1	(3.2)	24.4	3.2	59.7	-
Total	$37,593.7	$2,199.6	$7,573.4	$785.5	$30,020.3	$2,985.1

Fixed Maturity Securities - Financial Institutions Classification - Unrealized Gain/Loss

Associations	$13.3	$1.2	$-	$-	$13.3	$1.2
Banking	1,637.5	(124.9)	889.8	160.7	747.7	35.8
Bond Funds	17.1	0.1	-	-	17.1	0.1
Brokerage	144.6	4.9	61.3	2.6	83.3	7.5
Finance Non-Captive	48.0	(3.1)	37.7	3.4	10.3	0.3
Finance Captive	179.2	1.8	51.3	2.6	127.9	4.4
Insurance	698.7	(30.7)	433.0	44.2	265.7	13.5
Other Financial Institutions	59.6	3.7	23.3	1.3	36.3	5.0
Real Estate Management Services	64.7	(6.9)	47.5	7.2	17.2	0.3
Total	$2,862.7	$(153.9)	$1,543.9	$222.0	$1,318.8	$68.1

Gross Unrealized Loss on Fixed Maturity Securities By Length of Time in Unrealized Loss Position

	Investment-Grade			Below-Investment-Grade
Category	Fair Value	Gross Unrealized Loss		Fair Value	Gross Unrealized Loss
Less than 91 days	$259.8	$5.5		$6.1	$-
91 through 180 days	46.2	1.7		8.3	0.4
181 through 270 days	48.1	0.2		11.7	0.1
271 days to 1 year	68.1	4.8		145.0	22.0
Greater than 1 year	5,430.5	462.0		1,549.6	288.8
Total	$5,852.7	$474.2		$1,720.7	$311.3

13.1

Unum Group Investment Fact Sheet at September 30, 2009

Asset and Mortgage-Backed Securities Portfolio

	Amortized Cost	Fair Value		% of Total Fixed Maturity Securities	Average Rating

Asset-Backed Securities
Credit Cards	$311.1	$308.5	8.2%	0.8%	AAA
Rate Reduction Bonds	4.7	5.0	0.1	-	AAA
Home Equity	1.2	0.5	-	-	A3
Collateralized Debt Obligations	-	-	-	-	-
Total	317.0	314.0	8.3	0.8	AAA

Residential Mortgage-Backed Securities
Agency CMOs	3,008.2	3,347.9	88.6	8.9	AAA
Agency Pass-throughs	85.0	89.6	2.4	0.2	AAA
Whole Loans	24.6	23.7	0.6	0.1	AAA
Alt-A	-	-	-	-	-
Subprime	-	-	-	-	-
Collateralized Debt Obligations	-	-	-	-	-
Total	3,117.8	3,461.2	91.6	9.2	AAA

Commercial Mortgage-Backed Securities	4.2	4.2	0.1	-	AA1

Total	$3,439.0	$3,779.4	100.0%	10.0%	AAA

13.2

Unum Group Statutory Capital and Surplus
				As of
	As of September 30, 2009			December 31, 2008
	Capital and		Capital and	Capital and
	Surplus	AVR	Surplus + AVR	Surplus + AVR

Traditional U.S. Life Insurance Companies

Provident Life and Accident	$483.0	$67.2	$550.2	$496.0

Unum Life of America	1,388.9	142.8	1,531.7	1,484.5

Paul Revere Life (1)	406.7	21.7	428.4	367.3

Colonial Life & Accident	387.2	15.4	402.6	398.0

Provident Life and Casualty	125.5	5.0	130.5	125.3

First Unum Life	208.9	7.0	215.9	206.3

Paul Revere Variable (1)	99.5	0.6	100.1	94.9

(1) Capital and Surplus of Paul Revere Variable is included in Paul Revere Life

Special Purpose Reinsurance Vehicles

Tailwind Reinsurance Company	$103.9	$-	$103.9	$111.8

Northwind Reinsurance Company	1,218.8	2.3	1,221.1	1,190.4

UnumProvident International Ltd.	515.6	-	515.6	512.9

Unum Group Statutory Operating Results

	Nine Months Ended September 30
	Net Gain (Loss) from		Net Realized Investment Gain (Loss)
	Operations After Tax		After Tax and Transfers to IMR		Net Income (Loss)
	2009	2008	2009	2008	2009	2008

Provident Life and Accident	$90.9	$70.0	$(11.5)	$2.9	$79.4	$72.9
Unum Life of America	220.2	197.6	(47.2)	(41.5)	173.0	156.1
Paul Revere Life	57.3	59.5	(9.6)	(1.4)	47.7	58.1
Colonial Life & Accident	95.1	87.8	(6.9)	(10.8)	88.2	77.0
Provident Life and Casualty	4.9	16.0	(0.4)	-	4.5	16.0
First Unum Life	21.6	19.4	(14.7)	(2.6)	6.9	16.8
Paul Revere Variable	4.6	4.3	(0.1)	(4.3)	4.5	-
Total - Traditional U.S. Life
Insurance Companies	$494.6	$454.6	$(90.4)	$(57.7)	$404.2	$396.9

Tailwind Reinsurance Company	$(5.0)	$11.4	$-	$(1.1)	$(5.0)	$10.3
Northwind Reinsurance Company	66.1	77.0	-	-	66.1	77.0
UnumProvident International Ltd.	10.6	(22.9)	(13.8)	-	(3.2)	(22.9)
Total - Special Purpose
Reinsurance Vehicles	$71.7	$65.5	$(13.8)	$(1.1)	$57.9	$64.4

	Three Months Ended September 30
	Net Gain (Loss) from		Net Realized Investment Gain (Loss)
	Operations After Tax		After Tax and Transfers to IMR		Net Income (Loss)
	2009	2008	2009	2008	2009	2008

Provident Life and Accident	$27.2	$21.4	$0.9	$(3.1)	$28.1	$18.3
Unum Life of America	58.2	76.9	0.3	(14.8)	58.5	62.1
Paul Revere Life	6.3	11.4	8.3	(2.5)	14.6	8.9
Colonial Life & Accident	37.1	34.1	2.0	(10.4)	39.1	23.7
Provident Life and Casualty	3.0	2.4	-	-	3.0	2.4
First Unum Life	4.0	6.9	4.3	-	8.3	6.9
Paul Revere Variable	1.5	1.5	(0.1)	(4.4)	1.4	(2.9)
Total - Traditional U.S. Life
Insurance Companies	$137.3	$154.6	$15.7	$(35.2)	$153.0	$119.4

Tailwind Reinsurance Company	$9.5	$2.2	$-	$(1.1)	$9.5	$1.1
Northwind Reinsurance Company	30.8	37.4	-	0.1	30.8	37.5
UnumProvident International Ltd.	1.2	(2.6)	(5.4)	0.4	(4.2)	(2.2)
Total - Special Purpose
Reinsurance Vehicles	$41.5	$37.0	$(5.4)	$(0.6)	$36.1	$36.4

Note: Statutory results for our domestic insurers are reported in conformity with statutory accounting principles as prescribed by the National Association of Insurance Commissioners and adopted by the applicable state laws.  For UnumProvident International Ltd., results are reported in conformity with accounting principles as prescribed by applicable Bermuda laws.

14.1

Unum Life Insurance Company of America - Statutory Basis
Group Accident and Health Statutory Claim Reserves and Liabilities, Net of Ceded
On Claims Incurred Prior to January 1

	2009	2008	2007	2006

Reserve Balance from Prior Year End	$6,982.6	$6,904.6	$6,686.6	$5,192.8
Reinsurance Recapture	-	-	-	891.4
Other Adjustments to Beginning Balance (see Schedule H)	-	-	46.4	15.9
Reserve Balance January 1 (a)	6,982.6	6,904.6	6,733.0	6,100.1
Paid on Prior Year Claims	(386.4)	(397.2)	(437.4)	(395.9)
Interest Earned on Reserves	113.0	111.0	108.3	102.1
Incurred on Prior Year Claims	(103.0)	(33.7)	8.7	45.6
Reserve Charges Incurred for Settlement Agreements	-	-	-	68.4
Reserve Balance March 31	$6,606.2	$6,584.7	$6,412.6	$5,920.3

Reserve Balance March 31	$6,606.2	$6,584.7	$6,412.6	$5,920.3
Paid on Prior Year Claims	(335.6)	(347.2)	(398.4)	(348.3)
Interest Earned on Reserves	108.3	105.8	104.5	99.3
Incurred on Prior Year Claims	(104.3)	(74.6)	2.1	51.4
Reserve Charges Incurred for Settlement Agreements	-	-	77.3	-
Reserve Balance June 30	$6,274.6	$6,268.7	$6,198.1	$5,722.7

Reserve Balance June 30	$6,274.6	$6,268.7	$6,198.1	$5,722.7
Paid on Prior Year Claims	(307.6)	(315.3)	(355.9)	(350.6)
Interest Earned on Reserves	103.9	102.6	94.6	97.6
Incurred on Prior Year Claims	(69.2)	(51.5)	(18.3)	(11.9)
Reserve Charges Incurred for Settlement Agreements	-	-	-	246.0
Reserve Balance September 30	$6,001.7	$6,004.5	$5,918.5	$5,703.8

Reserve Balance September 30		$6,004.5	$5,918.5	$5,703.8
Paid on Prior Year Claims		(287.2)	(296.2)	(314.5)
Interest Earned on Reserves		99.1	89.5	94.5
Incurred on Prior Year Claims		(71.2)	4.9	2.7
Reserve Balance December 31 on Prior Year Claims		5,745.2	5,716.7	5,486.5
Reserve Balance December 31 on Current Year Claims		1,237.4	1,187.9	1,200.1
Reserve Balance December 31 on Total Claims Incurred (b)		$6,982.6	$6,904.6	$6,686.6

(a) balances to Schedule H Part 3 Line 3.2 Column 2
(b) balances to Schedule H Part 2 Line C.1 Column 2

14.2

Reconciliation to Unum Life Insurance Company of America - Statutory Basis
Schedule H Part 3 for Group Accident and Health

	2008	2007	2006

Paid on Prior Year Existing Claims - Full Year	$1,346.9	$1,487.9	$1,409.2
(balances to Schedule H Part 3 Line 1.1 Column 2)

Incurred on Prior Year Claims - Full Year	$(231.0)	$74.7	$402.1
Interest Earned on Reserves - Full Year	418.5	396.9	393.5
Incurred on Prior Year Claims - Full Year, Excluding Interest Earned	$187.5	$471.6	$795.6
(balances to Schedule H Part 3 Line 3.3 Column 2)

Note: Group A&H for Unum Life Insurance Company of America includes group long- and short-term disability, group accidental death & dismemberment, and group voluntary disability, cancer, and critical illness products reported in our Unum US segment as well as the reinsurance pools reported in our Corporate and Other segment.

14.3

Notes to Statistical Supplement

Non-GAAP Financial Measures
We analyze our Company’s performance using non-GAAP financial measures which exclude certain items and the related tax thereon from net income.  We believe operating income or loss excluding realized investment gains and losses, which are recurring, is a better performance measure and a better indicator of the profitability and underlying trends in our business.  Realized investment gains and losses are dependent on market conditions and general economic events and are not necessarily related to decisions regarding our Company’s underlying business.  We also believe that the exclusion of certain other items specified and presented in the reconciliations on the segment financial results pages throughout this supplement enhances the understanding and comparability of our Company’s performance and the underlying fundamentals in our operations, but this exclusion is not an indication that similar items may not recur.

2009 Significant Transactions and Events

Financing

In September 2009, we issued $350.0 million of unsecured senior notes in a public offering.  These notes, due in 2016, bear interest at a fixed rate of 7.125% and are payable semi-annually.  The notes are callable at or above par and rank equally in right of payment with all of our other unsecured and unsubordinated debt.  In addition, these notes are effectively subordinated to any indebtedness of our subsidiaries.

During the first nine months of 2009, we made principal payments of $19.9 million and $7.5 million on our senior secured non-recourse variable rate notes issued by Northwind Holdings, LLC and Tailwind Holdings, LLC, respectively.  We also purchased and retired the remaining $132.2 million of our 5.859% senior notes due May 2009, $1.2 million aggregate principal of our 7.19% medium-term notes due 2028, and $0.6 million aggregate principal of our 6.75% notes due 2028 and repaid $58.3 million of reverse repurchase agreements outstanding at December 31, 2008.

Accounting Developments

Accounting Standards Codification (ASC) 105 “Generally Accepted Accounting Principles”

In June 2009, the Financial Accounting Standards Board (FASB) established the FASB Accounting Standards Codification (Codification) as the source of authoritative accounting principles to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP.  Securities and Exchange Commission (SEC) rules and interpretive releases, which may not be included in their entirety within the Codification, will remain as authoritative GAAP for SEC registrants.  We adopted this standard effective July 1, 2009.  This standard had no effect on our financial position or results of operations.

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ASC 320 “Investments - Debt and Equity Securities”

In April 2009, the FASB issued a new accounting standard, now included in ASC 320, which amends the other-than-temporary impairment guidance for debt securities and expands and increases the frequency of previously existing disclosures for other-than-temporary impairments.  The measure of impairment remains fair value.  Under the standard, an other-than-temporary impairment must be recognized in earnings for a debt security in an unrealized loss position when an entity either (a) has the intent to sell the debt security or (b) more likely than not will be required to sell the debt security before its anticipated recovery.  We adopted this standard effective April 1, 2009.  The cumulative effect of applying the provisions of this standard increased the April 1, 2009 opening balance of retained earnings $14.3 million, net of tax of $7.7 million, with a corresponding adjustment to accumulated other comprehensive income (loss).

2008 Significant Transactions and Events

Stock Repurchase Agreement

During 2007, our board of directors authorized the repurchase of up to $700.0 million of Unum Group’s common stock.  In January 2008, we repurchased approximately 14.0 million shares for $350.0 million, using an accelerated share repurchase agreement.  Under the terms of the repurchase agreement, we were to receive, or be required to pay, a price adjustment based on the volume weighted average price of our common stock during the term of the agreement.  Any price adjustment payable to us was to be settled in shares of our common stock.  Any price adjustment we would have been required to pay was to be settled, at our option, in either cash or common stock.  The final settlement occurred during the second quarter of 2008, and in total, we repurchased 15.4 million shares of our common stock under this agreement.

During August 2008, we repurchased approximately 12.5 million shares for $350.0 million, using an accelerated share repurchase agreement with terms similar to the earlier agreement.  The final settlement occurred during October 2008, with the price adjustment resulting in the delivery to us of approximately 2.0 million additional shares of our common stock, for a total repurchase of 14.5 million shares.

Financing

During 2008, we purchased and retired $17.8 million of our outstanding 5.859% notes and $175.0 million of our 5.997% senior notes.  We made principal payments of $59.3 million and $10.0 million on our senior secured non-recourse variable rate notes issued by Northwind Holdings and Tailwind Holdings, respectively.  We also purchased and retired $36.6 million of our 6.85% senior debentures due 2015.  The costs associated with this debt reduction decreased our 2008 income approximately $0.4 million before tax, or $0.3 million after tax.

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15.1

2007 Significant Transactions and Events

Revised Claim Reassessment Reserve Estimate

In the second quarter of 2007, we increased our provision for the estimated cost of the claim reassessment process $53.0 million before tax and $34.5 million after tax based on changes in our emerging experience for the number of decisions being overturned and the average cost per reassessed claim.  The claim reassessment process was implemented as a result of the settlement agreements we entered into with various state insurance regulators in 2004 and 2005.

Disposition

During the first quarter of 2007, we closed the sale of our wholly-owned subsidiary GENEX Services, Inc. (GENEX).  Financial results for GENEX are reported as discontinued operations.  The after-tax gain recognized on the sale was $6.2 million.

Financing

The scheduled remarketing of the senior note element of the adjustable conversion-rate equity security units (units) issued in May 2004 occurred in February 2007, as stipulated by the terms of the original offering, and we reset the interest rate on $300.0 million of senior notes due May 15, 2009 to 5.859%.  We purchased $150.0 million of the senior notes in the remarketing which were subsequently retired.  The associated write-off of deferred debt costs decreased first quarter of 2007 income by $2.4 million before tax, or $1.6 million after tax.  In May 2007, we settled the purchase contract element of the units by issuing 17.7 million shares of common stock.  We received proceeds of approximately $300.0 million from the transaction.

During the second quarter of 2007, we purchased $34.5 million aggregate principal amount of our outstanding 6.85% notes due 2015.  The costs associated with this debt reduction decreased our second quarter 2007 income approximately $0.8 million before tax, or $0.6 million after tax.

In the fourth quarter of 2007, we purchased and retired $17.5 million of our outstanding 6.75% notes scheduled to mature in 2028.  Pursuant to a cash tender offer, we tendered $23.5 million aggregate principal amount of the 7.405% junior subordinated debt securities due 2038; $99.9 million aggregate principal amount of the 7.625% notes due 2011; $210.5 million aggregate principal amount of the 7.375% notes due 2032; and $66.1 million aggregate principal amount of the 6.75% notes due 2028.  We also called and retired all $150.0 million principal amount of our outstanding 7.25% notes scheduled to mature in 2032.  The costs associated with this debt reduction decreased our fourth quarter 2007 income approximately $55.6 million before tax, or $36.1 million after tax.

In October 2007, Northwind Holdings issued $800.0 million of senior secured notes in a private placement.  Interest on the notes is variable based upon the three month London Interbank Offered Rate (LIBOR) plus a margin.  None of Unum Group or any other affiliate of Northwind Holdings is an obligor or guarantor on the notes.

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15.2

During 2007, we made principal payments of $17.5 million on our senior secured notes due 2036 which were issued by Tailwind Holdings.

Accounting Developments

ASC 944 “Financial Services - Insurance”

In September 2005, the American Institute of Certified Public Accountants issued a new accounting standard, now included in ASC 944, to provide guidance on accounting by insurance enterprises for deferred acquisition costs on internal replacements of insurance and investment contracts other than those specifically described in U.S. GAAP provisions.  We adopted this standard effective January 1, 2007.  The cumulative effect of applying the provisions of this standard decreased our 2007 opening balance of retained earnings $445.2 million.

ASC 740 “Income Taxes”

In June 2006, the FASB issued a new accounting standard, now included in ASC 740, to clarify the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and to provide guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  We adopted this standard January 1, 2007.  The cumulative effect of applying the provisions of this standard increased our 2007 opening balance of retained earnings $22.7 million.

2006 Significant Transactions and Events

Revised Claim Reassessment Reserve Estimate

In the first quarter of 2006, we completed an analysis of our assumptions related to the reserves we established for the claim reassessment process.  Our analysis was based on preliminary data as of the end of the first quarter of 2006, when actual results to date were considered credible enough to enable us to update our initial expectations of costs related to the reassessment process.  We concluded that a change in our initial assumptions, primarily related to the number of claimants for whom payments will continue because the claimant remains eligible for disability payments, was warranted.  We based our conclusion and our revised estimate on the information that existed at that time, which was the actual cost related to approximately 20 percent of the projected ultimate total number of claims expected to be reassessed.  The characteristics, profile, and cost of those initial 20 percent of claims were more statistically credible than the information on which we based the initial charges in 2004 and 2005.  Based on our analysis, in the first quarter of 2006 we recorded a charge of $86.0 million before tax, or $55.9 million after tax, to reflect our then current estimate of future obligations for benefit costs for claims reopened in the reassessment. The first quarter charge decreased before-tax operating results for our Unum US group disability line of business $72.8 million and our Individual Disability – Closed Block segment $13.2 million.

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15.3

In the third quarter of 2006 we increased our provision for the cost of the reassessment process $325.4 million before tax and $211.5 million after tax based on changes in our emerging experience for the number of decisions being overturned by the reassessment process and the average cost per reassessed claim.  The revised third quarter estimate was based on the cost of approximately 55 percent of the projected ultimate total number of claims expected to be reassessed.  The third quarter charge was comprised of $310.4 million to reflect our revised estimate of future obligations for benefit costs for claims reopened in the reassessment and $15.0 million for additional incremental direct claim reassessment operating expenses because of the additional time then estimated to complete the process. Our best estimate of $310.4 million for the reopened claims assumed that the nature and characteristics of the approximately 45 percent remaining claims estimated to be reassessed at that time would be similar to the average profile of the 55 percent already reviewed at that time.  The third quarter charge decreased before-tax operating results for our Unum US group disability line of business $291.4 million and our Individual Disability – Closed Block segment $34.0 million.

Broker Compensation Settlement

In June 2004, we received a subpoena from the Office of the New York Attorney General (NYAG) requesting documents and information relating to compensation arrangements between insurance brokers or intermediaries and our subsidiaries.  In November 2006, we entered into a settlement agreement with the NYAG in the form of an assurance of discontinuance that provided for a national restitution fund of $15.5 million, a fine of $1.9 million, and certain other expenses approximating $1.1 million.

Income Tax

In the fourth quarter of 2006, we recorded income of $2.6 million before tax and approximately $3.9 million after tax attributable to the receipt of interest and tax refunds on prior year tax items in excess of what was previously provided.  Additionally, in the fourth quarter of 2006 we recognized an income tax benefit of approximately $91.9 million as the result of the reversal of tax liabilities related primarily to group relief benefits recognized from the use of net operating losses in a foreign jurisdiction in which our businesses operate.

Financing

In the second quarter of 2006, pursuant to a cash tender offer, we purchased $50.0 million of our outstanding 7.405% junior subordinated debt securities due 2038 and $250.0 million aggregate principal amount of our outstanding 7.625% notes due 2011.  The cost of the cash tender offer decreased second quarter 2006 income by $17.8 million before tax, or $11.6 million after tax.  In the fourth quarter of 2006, we purchased $32.0 million of our outstanding 6.850% notes due 2015 on the open market.  The cost of the debt purchase decreased fourth quarter 2006 income by $2.7 million before tax, or $1.9 million after tax.

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15.4

The scheduled remarketing of the senior note element of the units issued in May 2003 occurred in February 2006, as stipulated by the terms of the original offering, and we reset the interest rate on $575.0 million of senior notes due May 15, 2008 to 5.997%.  We purchased $400.0 million of the senior notes in the remarketing which were subsequently retired.  The associated write-off of deferred debt costs decreased first quarter of 2006 income by $5.3 million before tax, or $3.4 million after tax.  In May 2006, we settled the purchase contract element of the units by issuing 43.3 million shares of common stock.  We received proceeds of approximately $575.0 million from the transaction.

In November 2006, Tailwind Holdings issued $130.0 million of senior, secured notes in a private placement.  Interest on the notes is variable based upon LIBOR plus a margin.  None of Unum Group or any other affiliate of Tailwind Holdings is an obligor or guarantor on the notes.

Accounting Developments

ASC 718 “Compensation - Stock Compensation”

In December 2004, the FASB issued a new accounting standard, now included in ASC 718, for accounting for transactions in which an entity obtains employee service in exchange for share-based payments.  We adopted this standard effective January 1, 2006.  The adoption of the provisions of this standard did not have a material effect on our financial position or results of operations.

ASC 715 “Compensation - Retirement Benefits”

In September 2006, the FASB issued a new accounting standard, now included in ASC 715, to require an employer to recognize the overfunded or underfunded status of a defined benefit pension and other postretirement plans as an asset or liability in its balance sheet and to recognize changes in that funded status through comprehensive income.  Also, under the provisions of this standard, defined benefit pension and other postretirement plan assets and obligations are to be measured as of the date of the employer’s fiscal year-end.  We adopted this standard effective December 31, 2006.  The adoption of this standard, which resulted in an $84.1 million decrease in accumulated other comprehensive income in stockholders’ equity, had no effect on our results of operations.

15.5